Exhibit 99.1

QUARTERLY REPORT for the period ended 30 June 2019

FINANCIAL HIGHLIGHTS

-	Average net production for the quarter ended 30 June 2019 was 650 barrels of oil equivalent per day, increase of 24% from the quarter ended 31 March 2019 of 544 barrels of oil equivalent per day (production numbers are based on barrels sold and doesn’t include movements in oil tank inventory).

-	Current 30 day production rate (as at July 2019), is averaging 1,090 BOPD (on a gross Operated basis) and approximately 780 BODP net to Samson. This increase from June quarter is due to weather improvements which brought wells, previously shut in due to weather conditions, back on line.

Prior 12 month production by quarter:

	Q3 2018	Q4 2018	Q1 2019	Q2 019
OIL, BO	54,779	63,618	46,258	59,135
GAS, MCF	11,941	10,583	5,213	7,882
BOE	56,769	65,381	47,157	60,448
BOEPD	630	726	524	650

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
June 2019 Quarter	59,135	2,849,994	7,882	31.116	2,881,110
March 2019 Quarter	46,258	2,246,288	5,213	16,368	2,262,656

Average commodity prices:

	OIL US$/Bbl	GAS S$/Mscf
June 2019 Quarter	$59,76	$2.63
March 2019 Quarter	$48.56	$3.14

In some cases, revenue is yet to be received and is therefore an estimate.

The differential (the difference between WTI and local pricing) for Williston Basin crude are set monthly by our marketer and are generally around $4 per barrel, the differential for the June 2019 quarter averaged $9.39.

IN FILL DEVELOPMENT

The first well in the infill development program was the Gonzales 1-8H well and this well achieved a measured total depth of 11,736 feet and lateral length of 2,062 feet within the Ratcliffe reservoir. The lateral length was less than planned, however represented an opportunity to test the oil productive capacity of the reservoir at this location.

The well has been put on pump since June 13th and has recovered a total of 57 bbls of oil from July 19th. The well had previously recovered around 7,600 barrels of water before this oil cut appeared. The produced fluid early in this recovery had a density of 1.13 representing a significant fresh water influence representing the drilling fluid. This density has increased to a current density of 1.15 indicating that the produced fluid is approaching the 1.2 density that represents formation water.

The oil cut after the initial arrival of oil, has averaged 4.5%.

Samson Oil & Gas Limited	Samson Oil & Gas USA
Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000	1131, 17 Street, Suite 710, Denver Colorado 80202
T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	T: +1 303 295 0344 F: +1 303 295 1961

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	40
Roosevelt	Williston	Montana	Roosevelt	2,230
Rainbow	Williston	North Dakota	Williams	294
Foreman Butte	Williston	North Dakota/Montana	Numerous	51,305

PROJECTS

Rainbow Field: Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% Working Interest

Kraken Operating, LLC, the operator of the Gladys 1-20H well, has been producing this well at an average rate of 50 BOPD and 61 MCFPD during the quarter. There are 6 additional Bakken/Three Forks drilling locations on this 1280 acre lease.

Foreman Butte Project: McKenzie & Williams Counties, North Dakota and Richland, Roosevelt, Sheridan Counties, Montana

Mississippian Madison Formation, Williston Basin

Samson 87% Operated Average Working Interest

The previously announced sale transaction for this project did not close as expected on 15 October 2018 and that contract was terminated. The infill drill project detailed in the earlier part of this report has commenced.

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	3.238
Cash receipts from June oil and gas sales*	1,624
TOTAL	4,862

* Estimate based on realized June quarter production and net $48.75 oil price, allowing for a one month delay between production and cash receipt.

FINANCIAL

On April 9, Samson Oil and Gas, USA, Inc., a wholly owned subsidiary of Samson oil and Gas Limited closed a $33.5 million refinancing with AEP I FINCO LLC. The new facility has a 5 year term and an interest rate of LIBOR + 10.5%. The proceeds of the new debt facility will be used to retire the existing line of credit, repay outstanding creditors and to provide working capital to pursue an infill drilling program.

Foreign Exchange Rates

The closing A$:US$ exchange rate on 30 June 2019 was $1.42. The average A$:US$ exchange rate for the quarter was $1.42.

The Company’s cash position at 30 June 2019 was as follows:

US$(’000’s)
Cash at bank on deposit	3,238

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

As a result of the refinancing, Samson’s financial condition and liquidity has improved, and Samson plans to commence the process of relisting on the ASX.

Hedging

Samson has entered into a series of hedges for 767,084 bbl of crude oil production for the next four years at an average price of $55.45/bbl and for 240,000 MMcf of natural gas costless collars with a weighted average put at $2.53 per MMBTU and a weighted average of call of $2.77 per MMBTU. A price point between the put and the call means that no settlement is due.

At 28th June oil price of $54.66 the mark to market value for the oil swaps is a positive $0.35 million, and the gas cost less collars have a negative value of $0.08 million.

For and on behalf of the Board of
SAMSON OIL & GAS LIMITED

TERRY BARR	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.
Managing Director

30 July 2019

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity and oil and gas exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10, 01/05/13, 01/09/16

Name of entity
Samson Oil and Gas Limited
ABN	Quarter ended (“current quarter”)
25 009 069 005	30 June 2019

Consolidated statement of cash flows		Current quarter $US’000	Year to date (12 months) $US’000
1.	Cash flows from operating activities
1.1	Receipts from customers	(305)	12,029
1.2	Payments for
	(a) exploration & evaluation		72
	(b) development
	(c) production	2,874	10,903
	(d) staff costs	202	808
	(e) administration and corporate costs	562	1,868
1.3	Dividends received (see note 3)
1.4	Interest received
1.5	Interest and other costs of finance paid	1,182	2,345
1.6	Income taxes paid
1.7	Research and development refunds
1.8	Other (provide details if material) Hedging	140	915
	Abandonment costs
1.9	Net cash from / (used in) operating activities	(5,265)	(4,884)

2.	Cash flows from investing activities
2.1	Payments to acquire:
	(a) property, plant and equipment	1,582	1,582
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

Consolidated statement of cash flows		Current quarter $US’000	Year to date (12 months) $US’000
2.2	Proceeds from the disposal of:
	(a) property, plant and equipment	-
	(b) tenements (see item 10)	-	-
	(c) investments	-	-
	(d) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-
2.6	Net cash from / (used in) investing activities	(1,582)	(1,582)

3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	-	-
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	33,500	33,500
3.6	Repayment of borrowings	(23,867)	(23,867)
3.7	Transaction costs related to loans and borrowings	(1,305)	(1,305)
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	8,328	8,328

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of period	1,757	1,376
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(5,265)	(4,884)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(1,582)	(1,582)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	8,328	8,328
4.5	Effect of movement in exchange rates on cash held
4.6	Cash and cash equivalents at end of period	3,238	3,238

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

5.	Reconciliation of cash and cash equivalents	Current quarter $US’000	Previous quarter $US’000
	at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts
5.1	Bank balances	3,238	953
5.2	Call deposits
5.3	Bank overdrafts
5.4	Other (provide details)
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	3,238	953

6.	Payments to directors of the entity and their associates	Current quarter $US'000
6.1	Aggregate amount of payments to these parties included in item 1.2	140
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

Salary and Directors Fees

7.	Payments to related entities of the entity and their associates	Current quarter $US'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $US’000	Amount drawn at quarter end $US’000
8.1	Loan facilities	33,500	33.500
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

On April 9, Samson Oil and Gas, USA, Inc., a wholly owned subsidiary of Samson oil and Gas Limited closed a $33.5 million refinancing with AEP I FINCO LLC. The new facility has a 5 year term and an interest rate of LIBOR + 10.5%.

9.	Estimated cash outflows for next quarter	$US’000
9.1	Exploration and evaluation	-
9.2	Development	500
9.3	Production	2,000
9.4	Staff costs	650
9.5	Administration and corporate costs	600
9.6	Other (provide details if material)	-
9.7	Total estimated cash outflows	3,750

10.	Changes in tenements (items 2.1(b) and 2.2(b) above)	Tenement reference and location	Nature of interest	Interest at beginning of quarter	Interest at end of quarter
10.1	Interests in mining tenements and petroleum tenements lapsed, relinquished or reduced
10.2	Interests in mining tenements and petroleum tenements acquired or increased

SAMSON OIL & GAS LIMITED

June 2019 Quarterly Report

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 July 2019
(Director/Company secretary)

Print name:

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standards apply to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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